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                                                                   EXHIBIT 10.2


                         INTERCOMPANY SERVICES AGREEMENT

         THIS INTERCOMPANY SERVICES AGREEMENT (this "Agreement") is effective as of the 1st day of May, 1999 and is entered into by and between Perfumania, Inc., a Florida corporation ("Perfumania, Inc."), and perfumania.com, inc., a Florida corporation ("perfumania.com").

                                    RECITALS

         A. perfumania.com is currently a wholly-owned subsidiary of Perfumania, Inc. and obtains various corporate, administrative and other services from Perfumania, Inc.;

         B. perfumania.com is considering an initial public offering of its common stock ("IPO");

         C. After the IPO, perfumania.com desires to continue to obtain various corporate, administrative and other services ("Services") from Perfumania, Inc., and Perfumania, Inc. desires to continue to provide such Services following the closing date of the IPO.

         NOW THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

SECTION 1.        SERVICES.

         Perfumania, Inc. or, at its option, its subsidiaries (other than perfumania.com and its subsidiaries) shall render to perfumania.com the following Services in accordance with the terms of this Agreement:

         (a) CORPORATE SERVICES. Perfumania, Inc. shall provide, directly or through its subsidiaries, the services described on Exhibit A hereto, at the cost specified and on the other terms and conditions set forth on Exhibit A.

         (b) FULFILLMENT SERVICES. Perfumania, Inc. shall provide, directly or through its subsidiaries, the services described on Exhibit B hereto, at the cost specified and on the other terms and conditions set forth on Exhibit B.

         (c) INVENTORY SUPPLY SERVICES. perfumania.com shall have the right to purchase from Perfumania, Inc., and Perfumania, Inc. shall sell goods to perfumania.com for resale through perfumania.com's online store subject to the terms of Exhibit C hereto.

         (d) ADVERTISING SERVICES. Perfumania, Inc. shall provide, directly or through its subsidiaries, the services described on Exhibit D hereto, at the cost specified and on the other terms and conditions set forth on Exhibit D.

         (e) SPACE SHARING. Perfumania, Inc. may make certain warehouse and office space available to perfumania.com at the cost specified and the other terms and conditions set forth on Exhibit E.

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         (f)      In the event that perfumania.com requires services that exceed the scope or extent of the Services provided for herein, and if Perfumania, Inc. agrees to provide such services, Perfumania, Inc. and perfumania.com shall negotiate in good faith the terms and conditions, including price, under which Perfumania, Inc. shall provide such Services; provided, however, that the fee payable by perfumania.com for such Services shall be no less favorable to perfumania.com than the charges for comparable services from unaffiliated third parties.

SECTION 2.        COMPENSATION.

         perfumania.com shall pay to Perfumania, Inc. when due a fee for each of the Services equal to the amount described in the appropriate Exhibit hereto relating to such Service, provided that in the event perfumania.com terminates any Service in accordance with Section 3 hereof, the fee for such Service shall no longer be payable following the effective date of such termination. Late payments shall accrue interest at a rate equal to the prime rate published in the Wall Street Journal from time to time.

SECTION 3.        TERMS.

         (a) The term of this Agreement shall begin on the date of the closing of the IPO (the "Effective Date") and shall continue for an indefinite period in full force and effect until it is terminated in accordance with this
Section 3.

         (b) Perfumania, Inc. shall have the right (but not the obligation) to terminate immediately this Agreement:

                  (i) if perfumania.com is in material breach of any of its obligations or representations hereunder, which breach is not cured within twenty (20) days of receipt of written notice from Perfumania, Inc. of such breach;

                  (ii) if perfumania.com files a voluntary petition in bankruptcy or is the subject of any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing, or becomes the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing;

                  (iii) if the business of perfumania.com is liquidated or otherwise terminated for insolvency or any other basis, or

                  (iv) if perfumania.com becomes insolvent or unable to pay its debts as they mature or makes an assignment for the benefit of its creditors.


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                  (c)      perfumania.com shall have the right (but not the
obligation) to terminate immediately this Agreement:

                           (i) if Perfumania, Inc. is in material breach of any of its obligations or representations hereunder, which breach is not cured within twenty (20) days of receipt of written notice from perfumania.com of such breach;

                           (ii) Perfumania, Inc. is the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing, or becomes the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing;

                           (iii) if the business of Perfumania, Inc. is liquidated or otherwise terminated for insolvency or any other basis, or

                           (iv) if Perfumania, Inc. becomes insolvent or unable to pay its debts as they mature or makes an assignment for the benefit of its creditors.

         (d) Perfumania, Inc. shall have the right (but not the obligation) to terminate this Agreement and the rights granted to perfumania.com hereunder, upon one hundred twenty (120) days written notice to perfumania.com, following the acquisition of the direct or beneficial ownership of 75% or more of the voting power represented by the voting securities of perfumania.com by any person other than Perfumania, Inc. or its affiliate. For purposes of this Agreement, (i) the term "beneficial ownership" shall have the meaning set forth in Section 13(d) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and (ii) the term "voting securities" shall mean the common stock of perfumania.com and any other securities issued by perfumania.com having the power to vote in the election of directors of perfumania.com, including without limitation any securities having such power only upon the occurrence of a default or any other extraordinary contingency. For purposes of this Section 3, an acquisition shall not include the acquisition by a person of voting securities of perfumania.com pursuant to an involuntary disposition by Perfumania, Inc. through foreclosure or similar event, but shall include a subsequent acquisition of voting securities pursuant to a disposition by the person that acquired the voting securities in such involuntary disposition.

         (e)      A party may exercise its right to terminate pursuant to this
Section 3 by sending ninety (90) days prior written notice to the other party. No exercise by a party of its rights under this Section 3 will limit its remedies by reason of the other party's default, the party's rights to exercise any other rights under this Section 3, or any of that party's other rights.


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SECTION 4.        RECORDS AND ACCOUNTS.

         Perfumania, Inc. shall maintain accurate books, records and accounts of all transactions relating to the Services performed by it pursuant to this Agreement. perfumania.com may, at its own expense, examine and copy those books and records as provided in this Section 4. Such books, records and accounts shall be maintained separately from Perfumania, Inc. own records and accounts and shall reflect such information as would normally be examined by an independent accountant in performing an audit pursuant to United States generally accepted auditing standards for the purpose of certifying financial statements, and to permit verification thereof by governmental agencies. perfumania.com may make those examinations only during Perfumania, Inc. usual business hours, and at the place where it keeps the books and records. perfumania.com will be required to notify Perfumania, Inc. at least ten (10) days before the date of planned examination. If perfumania.com examination is not completed within two months from commencement, Perfumania, Inc. may require perfumania.com to terminate it on seven (7) days prior written notice to perfumania.com at any time, provided that Perfumania, Inc. has cooperated with perfumania.com in the examination of such books and records.

SECTION 5.        DIRECTORS AND OFFICERS OF PERFUMANIA, INC.

         Nothing in this Agreement shall limit or restrict the right of any of Perfumania, Inc. directors, officers or employees to engage in any other business or devote their time and attention in part to the management or other aspects of any other business, whether of a similar nature, or to limit or restrict the right of Perfumania, Inc. to engage in any other business or to render services of any kind to any corporation, firm, individual, trust or association.

SECTION 6.        INDEPENDENT CONTRACTOR.

         Perfumania, Inc. is an independent contractor and when its employees act under the terms of this Agreement, they shall be deemed at all times to be under the supervision and responsibility of Perfumania, Inc.; and no person employed by Perfumania, Inc. and acting under the terms of this Agreement shall be deemed to be acting as agent or employee of perfumania.com or any customer of perfumania.com for any purpose whatsoever.

SECTION 7.        OTHER AGREEMENTS.

         From time to time, perfumania.com may find it necessary or desirable either to enter into agreements covering services of the type contemplated by this Agreement to be provided by parties other than Perfumania, Inc. or to enter into other agreements covering functions to be performed by Perfumania, Inc. hereunder. Nothing in this Agreement shall be deemed to limit in any way the right of perfumania.com to acquire such services from others or to enter into such other agreements.

SECTION 8.        CONFIDENTIALITY.

         Perfumania, Inc. agrees to hold in strict confidence, and to use reasonable efforts to cause its employees and representatives to hold in strict confidence (a) all confidential information concerning perfumania.com furnished to or obtained by Perfumania, Inc. in the course of


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providing the Services except to the extent that such information has been in the public domain through no fault of Perfumania, Inc. (b) disclosure or release is compelled by judicial or administrative process, or (c) in the opinion of counsel to Perfumania, Inc., disclosure or release is necessary pursuant to requirements of law or the requirements of any governmental entity including, without limitation, disclosure requirements under the Securities Exchange Act of 1934, as amended.

SECTION 9.        MISCELLANEOUS.

         (a) Neither party may assign this Agreement, or their respective rights and obligations hereunder, in whole or in part, without the other party's prior written consent. Any attempt to assign this Agreement without such consent shall be void and of no effect ab initio. Notwithstanding the foregoing, either party may assign this Agreement or any of its rights and obligations hereunder to any entity controlled by it or to any entity that acquires it by purchase of stock or by merger or otherwise, or by obtaining substantially all of its assets (a "Permitted Assignee"), provided that any such Permitted Assignee, or any division thereof, thereafter succeeds to all of the rights and is subject to all of the obligations of Perfumania, Inc. under this Agreement.

         (b) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

         (c) All legal proceedings brought in connection with this Agreement shall be brought only in the state or federal court located within the State of Florida

         (d) If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

         (e) All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:


                  (i)      if to perfumania.com,

                           perfumania.com, inc.
                           11701 NW 101st Road
                           Miami, Florida  33178
                           Attn:  Rachmil Lekach
                                  President

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                  (ii)     if to Perfumania, Inc.

                           Perfumania, Inc.
                           11701 NW 101st Road
                           Miami, Florida  33178
                           Attn:  Ilia Lekach
                                  Chief Executive Officer

         (f) The provisions of Section 9 hereof shall survive any termination of this Agreement.

         (g) There is no relationship of partnership, joint venture, employment, franchise, or agency between the parties. Neither party shall have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent.

         (h) No failure of either party to exercise or enforce any of its rights under this Agreement shall act as a waiver of such right.

         (i) This Agreement, along with the Exhibits hereto, contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. Neither party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein.

         (j) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each of the other parties.

         (k) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto; provided, however, that as long as Perfumania, Inc. has direct or beneficial ownership of 25% or more of the voting power represented by the voting securities of perfumania.com and no other person directly or beneficially owns a greater percentage of such voting power, no amendment of a material term or waiver of a material obligation of this Agreement shall be valid unless it has been approved by a majority of the members of the board of directors of perfumania.com, who are not directors or officers of Perfumania, Inc. or the beneficial owners of five percent or more of the outstanding voting securities of Perfumania, Inc.

         (l) This Agreement is for the sole benefit of the parties hereto and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto any legal or equitable rights hereunder.

         (m) The headings contained in this Agreement or in any Exhibit hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this


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Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to a Section or an Exhibit, such reference shall be to a Section of, or an Exhibit to, this Agreement unless otherwise indicated.

                            [SIGNATURE PAGE FOLLOWS]




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                SIGNATURE PAGE TO INTERCOMPANY SERVICES AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                  Perfumania, Inc., a Florida corporation


                                  By: /s/ Ilia Lekach
                                      -----------------------------------------
                                           Ilia Lekach
                                           Chairman and Chief Executive Officer



                                  perfumania.com, inc., a Florida corporation


                                  By: /s/ Rachmil Lekach
                                      -----------------------------------------
                                           Rachmil Lekach
                                           President



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                                    EXHIBIT A

                               CORPORATE SERVICES

         Perfumania, Inc. shall provide, by itself or through its subsidiaries, the services described below.

         (a) Scope of Services. All services currently provided by Perfumania, Inc. and its subsidiaries to perfumania.com (other than the Fulfillment Services described in Exhibit B), including, without limitation merchandising, inventory management, creative, marketing, technical, human resources, finance, accounting, administrative and legal services, as well as services required by perfumania.com by virtue of its status as an issuer subject to reporting requirements under the federal securities laws. Notwithstanding the foregoing, the scope of services provided may not increase from one year to the next.

         (b) Quality of Services. At a level at least equal to the quality of services being provided by Perfumania, Inc. to perfumania.com prior to the effectiveness of the agreement.

         (c)      Price. perfumania.com shall pay a monthly fee as follows:

                           (i) if perfumania.com's gross sales for the month are $50,000 or less, perfumania.com shall pay to Perfumania, Inc. the sum of $10,000; and

                           (ii) if perfumania.com's gross sales for the month exceed $50,000, perfumania.com shall pay to Perfumania, Inc. an amount equal to $10,000 plus 2% of perfumania.com's gross sales.

         (d) Payment and Accounting. Perfumania, Inc. shall invoice perfumania.com within 30 days of the end of each month for services rendered in such month. perfumania.com shall pay such invoice within 30 days of receipt.











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                                    EXHIBIT B

                              FULFILLMENT SERVICES

         Perfumania, Inc. shall provide, by itself or through its subsidiaries the services described below.

         (a) Scope of Services: Receiving, quality control, packing, and shipping of inventory to customers.

         (b) Consideration: perfumania.com shall pay Perfumania, Inc. a fulfillment fee equal to 3% of all costs of goods sold by perfumania.com and handled by Perfumania, Inc.

         (c) Postage: perfumania.com shall be directly responsible for third party shipping costs (e.g., USPS, FedEx, UPS).

         (d) Quality of Services: At a level at least equal to the quality of services being provided by Perfumania, Inc. to perfumania.com prior to the effectiveness of the agreement.

         (e) Payment and Accounting: Perfumania, Inc. shall invoice perfumania.com within 30 days of the end of each month for services rendered in such month. perfumania.com shall pay such invoice within 30 days of receipt.


















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                                    EXHIBIT C

                            INVENTORY SUPPLY SERVICES


         perfumania.com may purchase inventory from Perfumania, Inc. and its subsidiaries solely for resale on the following terms.

         (a) Price: 105% multiplied by (the cost of goods + in-bound freight + all other direct costs charged to Perfumania, Inc. by its supplier, e.g., screening or labeling).

         (b)      Terms: Net thirty (30) days.

         (c) Projections: perfumania.com will provide Perfumania, Inc. twice-annually with its best projections of sales for the next six months, broken down monthly by category. perfumania.com will update these projections each month. Perfumania, Inc. will use best efforts to meet the anticipated demand for Perfumania, Inc. inventory generated by perfumania.com in accordance with the projections.

         (d) Other: All vendor warranties with respect to inventory purchased by perfumania.com hereunder are hereby assigned to perfumania.com.


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                                    EXHIBIT D

                              ADVERTISING SERVICES


         perfumania.com and Perfumania, Inc. agree as follows.

         (a) Advertising: Upon perfumania.com's timely request, Perfumania, Inc. shall permit perfumania.com to include any advertisement of, or reference to, perfumania.com or its products, Web site or services in any print or media advertisement purchased by or obtained by Perfumania, Inc. perfumania.com shall have the right but not the obligation to jointly advertise with Perfumania, Inc.

         (b)      Price:  perfumania.com shall pay Perfumania, Inc. as follows:

                           (i) If the joint advertisement or advertising service only refers to or mentions perfumania.com or perfumania.com's Web sites, perfumania.com shall pay to Perfumania, Inc. an amount equal to 20% of the cost of the advertisement(s) or advertising services; and

                           (ii) If the content advertisement or advertising services contain more than a mention of or reference to perfumania.com or its Web sites, perfumania.com shall pay to Perfumania, Inc. an amount equal to 50% of the cost of the advertisement(s) or advertising services.

         (c) Failure to Meet Minimum Performance Standards: In the event Perfumania, Inc. delivers less than the Minimum Advertising Space, perfumania.com shall be relieved of all obligations hereunder in that fiscal year.

         (d) Payment and Accounting: Perfumania, Inc. shall invoice perfumania.com within 30 days of the end of each month for services rendered in such month. perfumania.com shall pay such invoice within 30 days of receipt.

         (e) Exclusivity: perfumania.com shall be the exclusive e-commerce and Internet community advertiser in Perfumania, Inc. print and media advertising.


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                                    EXHIBIT E

                                  SPACE SHARING

         (a) License to Use Space. During the term of this Agreement, Perfumania, Inc. shall permit perfumania.com to use a portion of Perfumania, Inc. (or any of its subsidiaries') warehouse office ("Perfumania, Inc. Premises") for the purposes permitted under the lease agreements pursuant to which Perfumania, Inc. leases such space (to the extent such offices are leased), subject to the terms and conditions set forth in this Agreement. The space to be used by perfumania.com shall be as mutually agreed by the parties from time to time. perfumania.com right to use a portion of Perfumania, Inc. Premises shall terminate on the earlier of (i) 90 days after perfumania.com notifies Perfumania, Inc. that perfumania.com no longer desires to use any portion of Perfumania, Inc. Premises, or (ii) 90 days after Perfumania, Inc. notifies perfumania.com that perfumania.com may no longer use any portion of Perfumania, Inc. Premises.

         (b) Consideration. So long as perfumania.com uses any portion of Perfumania, Inc. Premises, perfumania.com shall pay to Perfumania, Inc. on the first day of each calendar month an amount equal to 15% of all expenses related to Perfumania, Inc. Premises (eg., Rent, CAM, Tax, Utilities). Payments for any partial calendar month shall be prorated on a per diem basis.

         (c) Compliance with Leases. perfumania.com hereby agrees not to take any action or fail to take any action in connection with its use of any portion of Perfumania, Inc. Premises, a result of which would be Perfumania, Inc. violation of any of the terms and conditions of any lease or other restriction on Perfumania, Inc. use of such Perfumania, Inc. Premises. perfumania.com agrees to comply with the terms and provisions of any such leases for Perfumania, Inc. Premises in which it uses.